UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
63 Lancaster Avenue Malvern, PA 19355	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  Departure of Directors or Certain Officers

As described in Item 8.01 below, on October 27, 2009, Vishay Intertechnology, Inc. (the “Registrant”) issued a press release announcing that the Registrant intends to spin-off of its measurements business into an independent, publicly-traded company to be named Vishay Precision Group, Inc.

Ziv Shoshani, currently the Registrant’s Executive Vice President - Chief Operating Officer, is expected to serve as President and Chief Executive Officer of Vishay Precision Group, Inc.  Effective November 1, 2009, Mr. Shoshani will relinquish the title of Chief Operating Officer of the Registrant, but continue as an executive officer of the Registrant in the position of Executive Vice President--Vishay Precision Group until the completion of the proposed spin-off.  Other terms of Mr. Shoshani's employment with the Registrant will remain unchanged.

Mr. Shoshani will also continue to be a director of the Registrant until the completion of the proposed spin-off, at which time it is expected that he would resign from the Registrant’s board of directors.

Item 8.01     Other Events

On October 27, 2009, Vishay Intertechnology, Inc. (the “Registrant”) issued a press release announcing that the Registrant intends to spin-off of its measurements business into an independent, publicly-traded company to be named Vishay Precision Group, Inc.

A copy of the press release regarding this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.      Description

99.1                Press Release dated October 27, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 27, 2009

VISHAY INTERTECHNOLOGY, INC.

		By:	/s/ Lior E. Yahalomi

		Name:	Dr. Lior E. Yahalomi
		Title:	Executive Vice President and
Chief Financial Officer